Exhibit 10.3.4
FOURTH AMENDMENT TO OFFICE LEASE AGREEMENT
     THIS FOURTH AMENDMENT TO OFFICE LEASE AGREEMENT (“ Fourth Amendment”) is made this 2nd day of July 2007, by and between JBG/BC Chase Tower, L.P. a Delaware limited partnership (“Landlord”), as successor in interest to Chase Tower Associates, L.L.C., a Delaware limited liability company (“Original Landlord”), and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (“Tenant”).
W I T N E S S E T H:
     WHEREAS, by that certain Office Lease Agreement dated December 8, 2000 (the “Original Lease”), Landlord leased to Tenant, and Tenant leased from Landlord, approximately 16,799 square feet of rentable area on the twelfth (12th) floor, known as Suite 1200 (the “Original Premises”), in the building located at 4445 Willard Avenue, Chevy Chase, Maryland (the “Building”), upon the terms and conditions set forth in the Lease;
     WHEREAS, by that certain First Amendment to Office Lease Agreement dated May 10, 2002 (the “First Amendment”), Landlord leased to Tenant, and Tenant leased from Landlord, an additional 7,463 square feet of rentable area located on the eleventh (11th) floor of the Building and known as Suite 1130 (the “Expansion Space”), and the parties extended the term of the Original Lease, upon the terms and conditions more specifically set forth therein;
     WHEREAS, by that certain Second Amendment to Office Lease Agreement dated February 4, 2003 (the “Second Amendment”), Landlord leased to Tenant, and Tenant leased from Landlord, an additional 19,290 square feet of rentable area located on the sixth (6th) floor of the Building and known as Suite 600 (the “Second Expansion Space”), and the parties extended the term of the Original Lease, upon the terms and conditions more specifically set forth therein;
     WHEREAS, by that certain Third Amendment to Office Lease Agreement dated August 3, 2003 (the “Third Amendment”), Landlord leased to Tenant, and Tenant leased from Landlord, an additional 21,439 square feet of rentable area located on the fifth (5th) floor of the Building and known as Suite 500 (the “Third Expansion Space”), upon the terms and conditions more specifically set forth therein;
     WHEREAS, the Original Lease, the First Amendment, the Second Amendment and the Third Amendment are hereinafter collectively referred to as the “Lease”;
     WHEREAS, Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant an additional 5,978 square feet of rentable area located on the seventh (7th) floor of the Building and known as Suite 710 (the “Fourth Expansion Space”), upon the terms and conditions hereinafter set forth;

     WHEREAS, Landlord and Tenant desire to amend the Lease to reflect their understanding and agreement with regard to the lease of the Fourth Expansion Space, and to otherwise amend the Lease, as more particularly set forth herein.
     NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:
     1. Any capitalized terms used in this Fourth Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Lease.
     2. The Lease is hereby amended by adding thereto a new Article XXXII, to read as follows:
“ARTICLE XXXII
FOURTH EXPANSION SPACE
     32.1. Term. Landlord hereby leases unto Tenant, and Tenant hereby leases from Landlord, approximately 5,978 square feet of rentable area (the ‘Fourth Expansion Space’) located on the seventh (7th) floor of the Building, which Fourth Expansion Space is hereby agreed to be that certain space which is shown on Exhibit R attached hereto and made a part hereof and known as Suite 710, for a term (the ‘Fourth Expansion Space Term’) commencing on the later of (a) the earlier of (i) February 1, 2008 or (ii) the date on which Tenant commences beneficial use of the Fourth Expansion Space, or (b) the day following the date on which the existing tenant vacates the Fourth Expansion Space (such date as is determinable pursuant to this Section 32.1 being hereinafter referred to as the ‘Fourth Expansion Space Commencement Date’) and continuing through and including 11:59 p.m. on May 31, 2013 (the ‘Fourth Expansion Space Expiration Date’), unless earlier terminated pursuant to the provisions of this Lease. In the event the term of the Lease is hereafter extended for any period beyond its currently scheduled expiration date, Tenant shall have the right to elect either to have the Fourth Expansion Space remain a part of the Premises demised under the Lease during such extension period or to have the Fourth Expansion Space omitted from the Premises demised under the Lease during such extension period. Such election shall be made by Tenant at the time Landlord and Tenant enter into a written agreement extending the term of the Lease.
     32.2. ‘As-Is’ Condition. Tenant accepts the Fourth Expansion Space in its ‘as-is’ condition as of the Fourth Expansion Space Commencement Date. Landlord shall have no obligation to make any improvements or alterations to the Fourth Expansion Space.
     32.3 Fourth Expansion Space Base Rent. In addition to the Base Rent for the Premises (i.e., the Original Premises, the Expansion Space, the Second Expansion Space and the Third Expansion Space) payable pursuant to Section 4.1 hereof, the First Amendment, the Second Amendment and the Third Amendment,

commencing on the Fourth Expansion Space Commencement Date and continuing thereafter throughout the Fourth Expansion Space Term, Tenant covenants and agrees to pay to Landlord Base Rent for the Fourth Expansion Space in the following amounts (the ‘Fourth Expansion Space Base Rent’):

	Fourth
	Expansion Space	Fourth Expansion
Fourth	Base Rent Per Square	Space	Fourth Expansion
Expansion Space Lease	Foot	Base Rent	Space Base Rent
Year	Per Annum	Per Annum	Per Month
1	$49.50	$295,911.00	$24,659.25
2	$50.99	$304,818.22	$25,401.52
3	$52.52	$313,964.56	$26,163.71
4	$54.10	$323,409.80	$26,950.82
5	$55.72	$333,094.16	$27,757.85
6	$57.39	$343,077.42	$28,589.79
     A ‘Fourth Expansion Space Lease Year’ shall mean that period of twelve (12) consecutive calendar months that commences on the Fourth Expansion Space Commencement Date, and each consecutive twelve (12) month period thereafter. The earliest such twelve (12) month period shall be referred to as ‘Fourth Expansion Space Lease Year 1,’ and each of the following Fourth Expansion Space Lease Years shall be similarly numbered for identification purposes. The Fourth Expansion Space Base Rent shall be payable by Tenant at the same times and in the same manner as set forth in this Lease with respect to the payment of Base Rent.
     32.4 Increased Operating Expenses and Increased Real Estate Taxes with respect to the Fourth Expansion Space. In addition to Tenant’s proportionate share of Increased Operating Expenses and Tenant’s proportionate share of Increased Real Estate Taxes payable with respect to the Original Premises, the Expansion Space, the Second Expansion Space and the Third Expansion Space pursuant to the terms of this Lease, commencing on the first anniversary of the Fourth Expansion Space Commencement Date, and for each calendar year of the Fourth Expansion Space Term, Tenant shall pay to Landlord, in the manner provided in Article V of this Lease, Tenant’s proportionate share of Increased Operating Expenses for the Fourth Expansion Space for the calendar year and Tenant’s proportionate share of Increased Real Estate Taxes for the Fourth Expansion Space for the calendar year. ‘Tenant’s proportionate share of Increased Operating Expenses for the Fourth Expansion Space for the calendar year’ shall equal the product of 2.73% multiplied by the amount by which the total of Operating Expenses for the calendar year exceeds the Operating Expenses incurred during calendar year 2008; and Tenant’s proportionate share of Real Estate Taxes for the Fourth Expansion Space for the calendar year’ shall equal

2.62% multiplied by the amount by which the total of Real Estate Taxes for the calendar year exceeds Real Estate Taxes for calendar year 2008; provided, however, that for the calendar year during which the Fourth Expansion Space Term begins and ends, the Operating Expenses and Real Estate Taxes for the Fourth Expansion Space shall be prorated based upon the greater of (i) the number of days during such calendar year that this Lease is in effect or (ii) the number of days that Tenant actually occupies the Fourth Expansion Space or any portion thereof.
     32.5 Incorporation of Fourth Expansion Space Into the Premises. Except as otherwise herein expressly provided, the Fourth Expansion Space shall be deemed a part of the Premises for all purposes of this Lease, such that both Landlord and Tenant shall have such respective rights and obligations with respect to the Fourth Expansion Space as apply to the remainder of the Premises.”
     3. Landlord and Tenant acknowledge that Tenant’s right of second offer described in Article XXXI of the Lease has been satisfied by the lease to Tenant of the Fourth Expansion Space and that Article XXXI of the Lease is of no further force or effect.
     4. The definition of “Parking Permits” in Section 1.17 of the Lease is hereby amended with respect to all periods beginning on and after the Fourth Expansion Space Commencement Date by inserting the following language at the end thereof:
     “Notwithstanding the foregoing, commencing on the Fourth Expansion Space Commencement Date, Tenant shall have the right to use an additional ten (10) Parking Permits as provided in Article XXIV of this Lease.”
     5. If requested by Landlord at any time during the Term, Tenant shall promptly execute a declaration in the form attached hereto as Exhibit D-4.
     6. The Lease is further amended by inserting therein Exhibit D-4 and Exhibit R attached hereto, which Exhibit D-4 and Exhibit R are hereby incorporated into the Lease by reference.
     7. Landlord and Tenant represent and warrant to each other that the person signing this Fourth Amendment on its behalf has the requisite authority and power to execute this Fourth Amendment and to thereby bind the party on whose behalf it is being signed.
     8. Landlord and Tenant represent and warrant to each other that neither of them has employed any broker in procuring or carrying on any negotiations relating to this Fourth Amendment. Landlord and Tenant shall indemnify and hold each other harmless from any loss, claim or damage relating to the breach of the foregoing representation and warranty by the indemnifying party.
     9. Except as expressly amended and modified herein, all terms, conditions and provisions of the Lease shall remain unmodified and in full force and effect. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this

Fourth Amendment, the terms and conditions of this Fourth Amendment shall govern and control.
     IN WITNESS WHEREOF, Landlord and Tenant have executed this Fourth Amendment to Office Lease Agreement as of the day and year first hereinabove written.

LANDLORD:

WITNESS:			JBG/BC CHASE TOWER, L.P., a Delaware limited partnership

			By:	JBG/BC GP, L.L.C., a Delaware limited liability company
Its General Partner

				By:	JBG/Recap Manager, L.L.C., a Delaware limited liability company
Its Managing Member

					By:	JBG/Company Manager, L.L.C., a Delaware limited liability company
Its Managing Member

By:	/s/ Christine E. Mulshine					By:	/s/ Brian J. Fitzgerald

						Name:	Brian J. Fitzgerald
Its:

TENANT

WITNESS:			CAPITALSOURCE FINANCE LLC, a Delaware limited liability company

By:	/s/ Christine E. Mulshine		By:	/s/ John K. Delaney [SEAL]

	Name:	Christine E. Mulshine		Name:	John K. Delaney
	Its:			Its:	Chief Executive Officer

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